                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: JUNE 2000


DISTRIBUTION DATE:
            07/20/00


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
STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                             Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                                    Amounts
                                                                                                            ------------------------
      (i)       Principal Distribution
                ----------------------
                     Class A-1                                                                  $0.00             $0.000000
                     Class A-2                                                          $5,055,724.78             $9.952214
                     Class A-3                                                         $32,437,920.75            $73.722547
                     Class A-4                                                                  $0.00             $0.000000
                     Class B Amount                                                             $0.00             $0.000000

     (ii)       Interest Distribution
                ----------------------
                     Class A-1                                                                  $0.00             $0.000000
                     Class A-2                                                             $22,034.53             $0.043375
                     Class A-3                                                          $1,892,000.00             $4.300000
                     Class A-4                                                          $1,051,830.00             $4.350000
                     Class B Amount                                                       $382,415.48             $4.683333

    (iii)       Monthly Servicing Fee                                                     $640,425.23
                ---------------------
                     Monthly Supplemental Servicing Fee                                         $0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                          $0.00
                Class A-1 Pool Factor (end of Collection Period)                             0.000000%
                Class A-2 Principal Balance (end of Collection Period)                          $0.00
                Class A-2 Pool Factor (end of Collection Period)                             0.000000%
                Class A-3 Principal Balance (end of Collection Period)                $407,562,079.25
                Class A-3 Pool Factor (end of Collection Period)                            92.627745%
                Class A-4 Principal Balance (end of Collection Period)                $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                           100.000000%
                Class B Principal Balance (end of Collection Period)                   $81,654,551.40
                Class B Pool Factor (end of Collection Period)                             100.000000%

      (v)       Pool Balance (end of Collection Period)                               $731,016,630.65

     (vi)       Interest Carryover Shortfall
                ----------------------------
                     Class A-1                                                                  $0.00             $0.000000
                     Class A-2                                                                  $0.00             $0.000000
                     Class A-3                                                                  $0.00             $0.000000
                     Class A-4                                                                  $0.00             $0.000000
                     Class B                                                                    $0.00             $0.000000
                Principal Carryover Shortfall
                -----------------------------
                     Class A-1                                                                  $0.00             $0.000000
                     Class A-2                                                                  $0.00             $0.000000
                     Class A-3                                                                  $0.00             $0.000000
                     Class A-4                                                                  $0.00             $0.000000
                     Class B                                                                    $0.00             $0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                    $55,470,240.18
                     Class B Amount                                                             $0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                     or the Servicer                                                   $29,694,931.87

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